NOTE
$50,000,000                                             June 22, 2018
Cincinnati, Ohio

FOR VALUE RECEIVED, PARK NATIONAL CORPORATION, a corporation organized under the laws of the State of Ohio, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the “Bank”), at its main office in Cincinnati, Ohio, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) on the Termination Date the principal amount of FIFTY MILLION DOLLARS ($50,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Bank under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.
This note is the Note referred to in the Credit Agreement dated May 18, 2016 entered into by and between the undersigned and the Bank, as amended by a First Amendment to Credit Agreement entered into as of June 15, 2017, a Second Amendment to Credit Agreement entered into as of May 17, 2018, and a Third Amendment to Credit Agreement entered into as of June 22, 2018 (as so amended, and as the same may hereafter be from time to time amended, restated or otherwise modified, the “Credit Agreement”). The maturity of this note is subject to acceleration upon the terms provided in said Credit Agreement.
Effective as of the date of this note, this note amends and replaces in its entirety and restates the promissory note of the Borrower to the Bank dated May 18, 2016 in the principal amount of $10,000,000 (the “Existing Note”). The terms and conditions of this note supersede, effective as of the date of this note, the terms and conditions of the Existing Note, provided, however, that the obligations incurred under the Existing Note shall continue under this note, and shall not in any circumstance be terminated, extinguished or discharged hereby but shall hereafter be governed by the terms of this note.
In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.
THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.
PARK NATIONAL CORPORATION

By: /s/ Brady T. Burt
Name: Brady T. Burt
Title: Chief Financial Officer